EX-99.23(g)(10)

AMENDMENT TO

AMENDED AND RESTATED

MUTUAL FUND CUSTODY AND

SERVICES AGREEMENT

This Amendment dated the 2nd day of May, 2005, to the Amended and Restated Mutual Fund Custody and Service Agreement effective as of May 1, 2001 (the “Agreement”) by and between JNL Series Trust and JNL Investors Series Trust (each individually the “Trust”) and Mellon Trust of New England, N.A. (formerly Boston Safe Deposit and Trust Company) (the “Custodian”).

WHEREAS, the Trust and the Custodian have entered into the Agreement; and

WHEREAS, pursuant to Article IV, Section 9(d) of the Agreement, the Trust and the Custodian wish to amend the Agreement to delete certain Funds of the JNL Series Trust (each such Fund, together with all other Funds established by the Trust and made subject to the Agreement in accordance with the terms thereof, shall be referred to as a “Fund” and collectively as the “Funds”); and

WHEREAS, in order to reflect the replacement of Putnam Investment Management, Inc. as a sub-adviser to JNL/Putnam International Equity Fund of the JNL Series Trust, the merger of JNL/Alliance Capital Growth Fund into JNL/T. Rowe Price Established Growth Fund and the addition of three new funds.

NOW, THEREFORE, the parties hereto agree to amend the Agreement as follows:

1.	To delete Appendix F of the Agreement and substitute it with Appendix F attached hereto.

2.	Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

3.

The Trust and the Custodian hereby each represent and warrant to the other that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind the Trust or Custodian to this Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

JNL SERIES TRUST JNL INVESTORS SERIES TRUST

By: /s/ Robert A. Fritts
Name: Robert A. Fritts
Title: President

BOSTON SAFE DEPOSIT AND TRUST COMPANY

By: /s/ Candice Walker
Name: Candice Walker
Title: Vice President

S:\LEGAL\edgar (SSR, JSK)\Edgar Files\JNL Investors Series Trust\PEA No. 1 9-05\Custody Agmts\JNLST and JNLIST amdt to Mellon custody 5-05 (New funds).htm

APPENDIX F

LIST OF FUNDS

(as of May 2, 2005)

JNL SERIES TRUST	JNL INVESTORS SERIES TRUST

Funds:	Funds:
JNL/AIM Large Cap Growth Fund	JNL Money Market Fund

JNL/AIM Real Estate Fund

JNL/AIM Small Cap Growth Fund

JNL/Alger Growth Fund

JNL/Eagle Core Equity Fund

JNL/Eagle SmallCap Equity Fund

JNL/FMR Balanced Fund

JNL/FMR Capital Growth Fund

JNL/Franklin Templeton Small Cap Value Fund

JNL/Goldman Sachs Mid Cap Value Fund

JNL/JPMorgan International Equity Fund

JNL/JPMorgan International Value Fund

JNL/Lazard Small Cap Value Fund

JNL/Lazard Mid Cap Value Fund

JNL/Mellon Capital Management S&P 500 Index Fund

JNL/Mellon Capital Management S&P 400 MidCap Index Fund

JNL/Mellon Capital Management Small Cap Index Fund

JNL/Mellon Capital Management International Index Fund

JNL/Mellon Capital Management Bond Index Fund

JNL/Mellon Capital Management Enhanced S&P 500 Stock Index Fund

JNL/Oppenheimer Global Growth Fund

JNL/Oppenheimer Growth Fund

JNL/PIMCO Total Return Bond Fund

JNL/Putnam Equity Fund

JNL/Putnam Midcap Growth Fund

JNL/Putnam Value Equity Fund

JNL/Salomon Brothers High Yield Bond Fund

JNL/Salomon Brothers Strategic Bond Fund

JNL/Salomon Brothers U.S. Government & Quality Bond Fund

JNL/Select Balanced Fund

JNL/Select Large Cap Growth Fund

JNL/Select Global Growth Fund

JNL/Select Money Market Fund

JNL/Select Value Fund

JNL/T. Rowe Price Established Growth Fund

JNL/T. Rowe Price Mid-Cap Growth Fund

JNL/T. Rowe Price Value Fund

S:\LEGAL\edgar (SSR, JSK)\Edgar Files\JNL Investors Series Trust\PEA No. 1 9-05\Custody Agmts\JNLST and JNLIST amdt to Mellon custody 5-05 (New funds).htm